Exhibit 5.1

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

July 1, 2022

Femasys Inc.
3950 Johns Creek Court, Suite 100
Suwanee, Georgia 30024

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Femasys Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-3 (the “Registration Statement”), filed today with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering by the Company from time to time of up to $150,000,000 aggregate amount of the following securities of the Company: (1) shares of common stock, par value $0.001 per share, of the Company (“Common Stock”); (2) shares of preferred stock, par value $0.001 per share, of the Company (“Preferred Stock”); (3) debt securities (“Debt Securities”) to be issued pursuant to an indenture between the Company and a trustee to be named therein (the “Trustee”) (such indenture, as may be amended or supplemented from time to time, the “Indenture”);  (4) warrants of the Company to purchase Common Stock, Preferred Stock, Debt Securities or Units (as defined below, as applicable) (“Warrants”); (5) rights of the Company to purchase Common Stock, Preferred Stock, Debt Securities, or Units (“Rights”); and (6) units of the Company consisting of any combination of Common Stock, Preferred Stock, Warrants, Debt Securities or Rights (“Units”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Rights and Units are collectively referred to herein as the “Shelf Securities.”

The Registration Statement includes two prospectuses: (i) a Base Prospectus (the “Base Prospectus”) covering the Shelf Securities and (ii) an equity distribution prospectus (the “EDA Prospectus”), covering the offering, issuance and sale of up to $8,800,000 of shares of Common Stock  that may be issued and sold under the Equity Distribution Agreement, dated as of July 1, 2022, between the company and Piper Sandler & Co. (such agreement, the “Equity Distribution Agreement”, and such shares the “EDA Shares” and the EDA Shares, together with the Shelf Securities, the “Securities”).  The Base Prospectus provides that the Shelf Securities may be offered separately or together, in separate series, in amounts, at prices and on terms as set forth in a separate, concurrent prospectus, which were included in the Registration Statement, and which form a part of the Registration Statement, or to be set forth in one or more supplements to the prospectus included in the Registration Statement (each, a “Prospectus Supplement”).

Femasys Inc.
July 1, 2022

This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) under Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Securities as set forth below.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering the opinion set forth below, including the following documents:
(i)	the Registration Statement;
(ii)	the Company’s Amended and Restated Certificate of Incorporation, as originally filed with the Secretary of State of the State of Delaware on June 22, 2021 (the “Certificate”);
(iii)	the Company’s Amended and Restated Bylaws, effective as of June 22, 2021 (together with the Certificate, the “Charter”);
(iv)	a Certificate of Good Standing with respect to the Company issued by the Secretary of State of the State of Delaware, as of a recent date; and
(v)
the resolutions of the board of directors of the Company, relating to, among other things, the authorization and approval of the preparation and filing of the Registration Statement and the authorization to enter into the Equity Distribution Agreement.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of agents, officers, directors, employees and representatives of, and accountants for, the Company and we have assumed in this regard the truthfulness of such certifications and statements. We have not independently established the facts so relied on.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company). We have further assumed that there has been no oral modification of, or amendment or supplement (including any express or implied waiver, however arising) to, any of the agreements, documents or instruments used by us to form the basis of the opinion expressed below.

Femasys Inc.
July 1, 2022

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion, as of the date hereof, that:

1.
The Common Stock, when (a) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement, or upon conversion or exchange of Debt Securities or Preferred Stock or upon exercise of Rights or Warrants as contemplated by the Registration Statement and applicable Prospectus Supplement, and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof) may determine and at a price per share not less than the per share par value of the Common Stock, will be validly issued, fully paid and non-assessable.

2.
The Preferred Stock, when (a) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement, or upon conversion or exchange of Debt Securities or upon exercise of Rights or Warrants as contemplated by the Registration Statement and applicable Prospectus Supplement, and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof) may determine and at a price per share not less than the per share par value of the Preferred Stock, will be validly issued, fully paid and non-assessable.

3.
The Debt Securities, when (a) duly executed by the Company and authenticated by the applicable Trustee in accordance with the provisions of the valid and binding Indenture (including any amendments or supplements thereto) and issued and sold (x) in accordance with the Registration Statement and applicable Prospectus Supplement or (y) upon conversion or exchange of Preferred Stock or upon exercise of Rights or Warrants as contemplated by the Registration Statement and applicable Prospectus Supplement, and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof) may determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

4.
The Warrants, when (a) duly executed, issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of an applicable, valid and binding warrant agreement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof) may determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

Femasys Inc.
July 1, 2022

5.
The Rights, when (a) duly issued in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of an applicable subscription certificate and any applicable and valid and binding subscription agreement, and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof) may determine, will be validly issued and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

6.
The Units, when (a) duly executed, issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of any applicable and valid and binding unit agreement, and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof) may determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

7.
With respect to the EDA Shares, the EDA Shares have been duly authorized for issuance by the Company and, when the EDA Shares have been (i) duly issued and sold in accordance with the Registration Statement and the EDA Prospectus and (ii) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor in accordance with the terms of the Equity Distribution Agreement and at a price per share not less than the par value of the Common Stock, the EDA Shares will be validly issued, fully paid and non-assessable.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Securities offered pursuant to the Registration Statement and appropriate Prospectus Supplement or EDA Prospectus, as applicable: (i) the Board of Directors, including any appropriate committee appointed thereby, shall have (x) duly established the terms of the Shelf Securities (and in the case of the Units, the Shelf Securities that are the components thereof), and (y) duly authorized and taken any other necessary corporate or other action to approve the creation, if applicable, issuance and sale of the Shelf Securities and related matters (including with respect to Preferred Stock, the execution, acknowledgment and filing of a Certificate of Designation stating the designation and voting rights, preferences, limitations and special rights, if any, of any such Preferred Stock in accordance with the applicable provisions of the General Corporation Law of the State of Delaware) and any Shelf Securities consisting of Common Stock or Preferred Stock, and any Common Stock or Preferred Stock for or into which any other Shelf Securities are exercisable, exchangeable or convertible, shall have been duly reserved for issuance and such authorizations and actions have not been rescinded; (ii) the resolutions establishing the definitive terms of and authorizing the Company to register, offer, sell and issue the Securities shall remain in effect and unchanged at all times during which the Securities are offered, sold or issued by the Company; (iii) the definitive terms of each class and series of the Shelf Securities not presently provided for in the Registration Statement or the certificate of incorporation of the Company, and the terms of the issuance and sale of the Shelf Securities (x) shall have been duly established in accordance with all applicable law and the Charter, the Indenture (including any amendments or supplements thereto), underwriting agreement, warrant agreement, subscription agreement, unit agreement and any other relevant agreement relating to the terms and the offer and sale of the Securities (collectively, the “Documents”) and the authorizing resolutions of the Board of Directors, and reflected in appropriate documentation reviewed by us, and (y) shall not violate any applicable law, the Charter or the Documents (subject to the further assumption that such Charter and Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) upon issuance of any shares of Preferred Stock or Common Stock, or, in the case of Units, of which shares of Preferred Stock or Common Stock are components, including upon exercise, conversion or exchange of Securities, the total number of shares of Preferred Stock or Common Stock issued and outstanding shall not exceed the total number of shares of Preferred Stock or Common Stock that the Company is then authorized to issue under its certificate of incorporation; (v) the interest rate on the Debt Securities shall not be higher than the maximum lawful rate permitted from time to time under applicable law; (vi) the Securities (including any Securities issuable upon exercise, conversion or exchange of other Securities and, in the case of any Units, the Securities that are components thereof), and any certificates or instruments representing the relevant Securities (including any Securities issuable upon exercise, conversion or exchange of other Securities and, in the case of any Units, the Securities that are components thereof), have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and have been duly issued and sold in accordance with any relevant agreement, approved by us and, if applicable, duly executed and delivered by the Company and any other appropriate party; (vii) the Indenture (including any amendments or supplements thereto), warrant agreement, subscription agreement, unit agreement and any other relevant agreement has been duly authorized, executed and delivered by, and will constitute a valid and binding obligation of, each party thereto (other than the Company); (viii) the Registration Statement, as amended (including all necessary post-effective amendments), and any additional registration statement filed under Rule 462, shall be effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded; (ix) an appropriate Prospectus Supplement shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Securities offered thereby; (x) the Securities shall be issued and sold in compliance with all federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement or EDA Prospectus, as applicable, and there shall not have occurred any change in law affecting the validity of the opinions rendered herein; (xi) if the Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto; (xii) the Indenture (including any amendments or supplements thereto) shall have been duly qualified under the Trust Indenture Act of 1939, as amended; (xiii) each agreement or contract referred to herein but not filed as an exhibit to the Registration Statement as of the date hereof shall be governed by the laws of the State of New York; and (xiv) in the case of an agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

Femasys Inc.
July 1, 2022

Any opinion set forth herein as to enforceability of obligations of the Company is subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court or other body before which any proceeding may be brought; (ii) provisions of law that may require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; (iii) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount that a court would determine in the circumstances under applicable law to be higher than the maximum lawful rate permitted from time to time or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware. We are members of the bar of the State of New York. We express no opinion concerning the laws of any other jurisdiction, and we express no opinion concerning any state securities or “blue sky” laws, rules or regulations, or any federal, state, local or foreign laws, rules or regulations relating to the offer and/or sale of the Securities. The opinions expressed herein are based upon the law as in effect and the documentation and facts known to us on the date hereof.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

Femasys Inc.
July 1, 2022

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectuses contained therein, under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP